UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)/(c)

On September 10, 2024, Mr. Ozan Pamir, the Chief Financial Officer (Principal Financial/Accounting Officer) and Secretary of 180 Life Sciences Corp. (the “Company ”, “we” and “us”), tendered his resignation to the board of directors of the Company (the “Board”), effective September 30, 2024. Mr. Pamir’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 11, 2024, the Board resolved to appoint Mr. Omar Jimenez, a current member of the Board, as Chief Financial Officer (Principal Financial/Accounting Officer) and Secretary, to fill the vacancy left by Mr. Pamir’s departure, effective on September 30, 2024.

Mr. Jimenez’s biographical information is set forth in the Company’s Annual Report on Form 10-K (Amendment No. 1)(the “Annual Report”), which the Company filed with the Securities and Exchange Commission on April 29, 2024, under the heading “Item 10. Directors, Executive Officers and Corporate Governance— Omar Jimenez – Class II Director”, and which is incorporated by reference herein.

There are no arrangements or understandings between Mr. Jimenez and any other person pursuant to which Mr. Jimenez was selected to serve as an officer of the Company, nor is Mr. Jimenez  a party to any material plan, contract or arrangement (whether or not written) with the Company or a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, except in connection with the offer letter entered into between the Company and Mr. Jimenez dated March 4, 2024, as described in the Annual Report under “Item 11. Executive Compensation—Director Compensation”, the description of which is incorporated by reference herein. There are no family relationships between any director or executive officer of the Company, including Mr. Jimenez.

Effective upon his appointment as Chief Financial Officer (Principal Financial/Accounting Officer) and Secretary on September 30, 2024, Mr. Jimenez will step down as a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee, and will also step down as a member of, and as Chairman of, the Audit Committee of the Board. The Company intends to add new independent members of the Board in the next few weeks, who will also serve as members of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

Item 8.01 Other Events.

On September 12, 2024, the Company filed a press release disclosing the appointment of Mr. Jimenez as Chief Financial Officer of the Company. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01 in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated September 12, 2024
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2024

180 LIFE SCIENCES CORP.

By:	/s/ Blair Jordan
	Name:	Blair Jordan
	Title:	Interim Chief Executive Officer

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